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                                                                   EXHIBIT 99.1


MessageMedia Inc. Formed to Deliver Integrated E-mail
               Solutions for Internet Commerce

SAN DIEGO--(BUSINESS WIRE)--Dec. 16, 1998--

SOFTBANK Company Merges First Virtual Holdings, Email Publishing and
         Distributed Bits

Reflecting its focus on advanced e-mail systems and services for electronic commerce, First Virtual Holdings Inc. today unveiled a new corporate name and stock symbol, and announced the consummation of two strategic acquisitions.

Now called "MessageMedia Inc.," the company consolidates First Virtual Holdings Inc., Email Publishing Inc. and Distributed Bits, L.L.C. Effective as of the opening of business on Thursday, Dec. 17, 1998, MessageMedia's Common Stock will trade on the Nasdaq National Market under the new stock symbol "MAIL," replacing the company's current stock symbol "FVHI." SOFTBANK Holdings Inc. and its affiliates own approximately 56% percent of the outstanding common stock of MessageMedia.

"The launch of MessageMedia represents the culmination of an 18-month period of decisive actions designed to properly position the company as the leading provider of electronic messaging solutions," said Bradley Feld, co-chairman and general partner with SOFTBANK Technology Ventures.

"Our combined roster now includes more than 60 leading customers, GeoCities, Intuit, CMP Media and Bertelsmann."

First Virtual Holdings pioneered secure electronic payment systems using Internet e-mail, and realigned its business model over the past two years to concentrate on developing a system for relationship-based transactive messaging using its patented innovations in e-mail technologies. Its Interactive Messaging Center is emerging as the first integrated system to fully harness e-mail as a comprehensive one-to-one sales and service channel.

Email Publishing's technology and services help customers manage the complexities of large-scale e-mail content delivery and subscriber management, and the company established itself as a leading provider of message delivery and e-mail subscription management services.

Distributed Bits developed an inbound e-mail management system that helps companies manage large volumes of incoming e-mail inquiries


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initiated by customers.

"MessageMedia is the only company to deliver a comprehensive suite of products and services that effectively manage large-scale interactive e-mail," said Keith
S. Kendrick, president of MessageMedia.

"The number of e-mail addresses is expected to reach 200 million by mid 1999, and we believe we have the most robust solution for companies that wish to build lasting, value-based relationships with that population. Our systems are designed to dramatically improve service levels while at the same time introducing new marketing opportunities and reducing the cost of interacting with large numbers of customers."

About MessageMedia Inc.

MessageMedia (Nasdaq:*!MAIL!*) (formerly (Nasdaq:*!FVHI!*)), a member of the SOFTBANK family of companies, is the leader in advanced messaging systems and services for Internet commerce. The company offers a seamless solution for relationship-based transactive communications using Internet e-mail. MessageMedia's portfolio includes more than 60 customers from the financial services, publishing, direct marketing and e-commerce industries. The company maintains offices in San Diego, and Boulder, Colo.

About SOFTBANK Holdings Inc.

SOFTBANK Holdings Inc. is the holding company for all of SOFTBANK Corp.'s U.S.-based activities. Its major operating companies include Ziff-Davis (NYSE:ZD), Kingston Technology Company, SOFTBANK Content Services, and UTStarcom. SOFTBANK is the largest shareholder of Yahoo!, The Rights Exchange, GeoCities (Nasdaq:GCTY), CyberCash (Nasdaq:CYCH), and E-LOAN.

SOFTBANK and its affiliates own approximately 56% of the outstanding common stock of MessageMedia Inc. (Nasdaq:MAIL). In addition, through affiliated venture funds in the U.S. and Japan, the SOFTBANK Group has made more than 70 investments in Internet companies.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act. With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties. These risk factors include, but are not limited to, the impact


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of competitive products and pricing, governmental regulations, financial projections, technological difficulties, and/or other factors outside the control of MessageMedia, which are detailed from time to time in First Virtual/MessageMedia's SEC reports, including the report on Form 10-K for the year ended Dec. 31, 1997. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. MessageMedia undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

MessageMedia Inc.
4104 Sorrento Valley Blvd., Suite 200, San Diego, CA 92121
Phone: 619/410-3700, Fax: 619/410-3701 www.messagemedia.com
Investor Relations inquiries should be sent to investor@messagemedia.com

CONTACT: MessageMedia Inc.
Beth Mayfield, 619/410-3759
mayfield@messagemedia.com
or
Benjamin Group
Kristi Melani, 408/559-6090
kristi_melani@benjamingroup.com